Exhibit 99.1

For Immediate Release

For Further Information, Contact

Brian Arsenault, SVP, Investor Relations

207 761-8517

Record Quarterly Net Income at Banknorth

(Second quarter earnings conference call at 1:30 p.m. Eastern Time today, July 21, 2003. Dial-in number for USA and Canada is 800 310-6649. International number is 719 457-2693. Confirmation code for both numbers is 607045. Replay number for USA and Canada is 888 203-1112, International number is 719 457-0820. Same confirmation number as for live calls. Live webcast and webcast replay available at www.banknorth.com , Investor Relations.)

Portland, Maine, July 21, 2003 - Banknorth Group, Inc. (NYSE: BNK) today announced record quarterly net income of $87.5 million for the second quarter ended June 30, 2003, an increase of 15% over net income of $76.2 million for the second quarter of 2002.  On a diluted earnings per share basis, the Company earned 53 cents for the second quarter, up 4% from 51 cents for the same quarter a year ago.  Exclusive of merger and consolidation charges, earnings for the second quarter ended June 30, 2003 were $88.5 million, or 54 cents per diluted share, as compared to $76.9 million, or 52 cents per diluted share, for the second quarter of 2002.

For the first six months of 2003, the Company’s net income was $168.9 million, up 17% over $144.6 million in the first half of 2002.  On a diluted earnings per share basis, the Company earned $1.04 for the first half of 2003, up 8% over $0.96 for the same period a year ago. Exclusive of merger and consolidation charges, earnings for the first half of 2003 were $172.8 million, or $1.07 per diluted share, as compared to $150.7 million, or $1.00 per diluted share for the first six months of 2002.

“I am pleased that strong net interest income and fee income supported by sound expense management have resulted in a record quarter,” said William J. Ryan, Banknorth Chairman, President and Chief Executive Officer. “We also enhanced shareholder value by actively repurchasing our shares in the second quarter to maximize the balance sheet deleveraging strategy that strengthened our net interest margin.”

Banknorth’s net interest margin was 3.71% for the quarter ended June 30, 2003, up from 3.66% in the first quarter of the year, but down from 4.18% from the same quarter a year ago as a result of a lower interest rate environment.

The increase in Banknorth’s net interest margin during the second quarter of 2003, as compared to the first quarter of 2003, was primarily attributable to a deleveraging strategy which resulted in the sale of $901 million of investment securities with an approximate weighted average yield of 5.05% and prepayment of $853 million of borrowings with a weighted average rate of 4.49% during the second quarter of 2003.  The $29.2 million gain from the sale of these securities was substantially offset by the $28.5 million prepayment penalty incurred on the early payoff of borrowings. In addition, the Company implemented other asset/liability management strategies in the second quarter that resulted in a $4.2 million gain from the sale of securities and a $2 million prepayment penalty incurred on the early payoff of borrowings.

The Company’s deleveraging strategy also included the repurchase of 3.7 million shares of Banknorth common stock in the second quarter to further enhance the impact of this strategy on earnings per share.

The Company’s loan and lease portfolio was 21% higher at June 30, 2003 than at June 30, 2002 (1% exclusive of acquisitions) and increased by 1% when compared to the balance at March 31, 2003.  The overall loan growth from the second quarter of 2002 to the second quarter of 2003 was a strong offset to margin compression over the same timeframes.

The Company’s non-residential loans increased 22% from June 30, 2002 to June 30, 2003 (10% exclusive of acquisitions) and 3% compared to March 31, 2003. By category:

•                  Consumer loans and leases at June 30, 2003 increased by 27% over June 30, 2002 (9% exclusive of acquisitions) and by 1% over the March 31, 2003 balance.

•                  Commercial business loans and leases at June 30, 2003 increased by 21% over June 30, 2002 (11% exclusive of acquisitions) and by 5% over the March 31, 2003 balance.

•                  Commercial real estate loans at June 30, 2003 increased by 19% over June 30, 2002 (10% exclusive of acquisitions) and by 2% over the balance at March 31, 2003.

Residential mortgages increased by 14% from June 30, 2002 to June 30, 2003 but declined by 26% during this period exclusive of acquisitions, primarily due to heavy refinancings in the mortgage sector. Residential mortgages declined by 6% from their balance at March 31, 2003.

Noninterest income excluding net gains on sales of securities was $82.4 million for the quarter ended June 30, 2003, an increase of 32% (84% including securities gains) over the same quarter a year ago and a 9% increase (48% including securities gains) over the previous quarter.  On the banking side of the Company, deposit services and merchant and electronic banking income increased by more than 15% in the second quarter of 2003 as compared to the second quarter of 2002.

Investment planning services and insurance brokerage commissions grew substantially on the financial services side of the Company in the quarter ended June 30, 2003 over the same quarter a year ago.  Trust and investment management services, while down in the second quarter of 2003 from the same quarter a year ago, increased over the first quarter of the year, reflecting a strengthening stock market.  Fees for trust and investment management services are largely dependent on stock market performance.

Exclusive of prepayment penalties on borrowings, noninterest expenses for the second quarter were up 12% (35% including prepayment penalties on borrowings) over the same quarter a year ago, primarily due to acquisitions completed in 2002 and 2003, but increased by only 2% (23% including prepayment penalties on borrowings) over the first quarter of 2003.

“Although we are operating in a challenging environment for banks, we believe that the consensus street earnings estimate for the Company is in a reasonable range,” said Mr. Ryan.  The consensus First Call 2003 earnings estimate for Banknorth, which excludes merger and consolidation charges, is $2.18 per diluted share.

Total deposits at Banknorth on June 30, 2003 were 23% higher than at June 30, 2002, with double digit increases in all major categories, including savings accounts, noninterest bearing deposits (principally checking accounts), money market and NOW accounts and certificates of deposit. Exclusive of acquisitions, total deposits increased by 1.6% from June 30, 2002 to June 30, 2003.  Excluding certificates of deposit and brokered deposits, as well as acquisitions, total deposits increased 9.4% from June 30, 2002 to June 30, 2003.  Deposits at June 30, 2003 increased by 1% from their balance at March 31, 2003.

The Company repurchased 3.7 million shares during the second quarter of 2003 at an average price of $23.72 per share. During the first two quarters of 2003, the Company has repurchased 4.4 million shares at an average price of $23.47 per share. The Company’s stock price closed at $25.52 on June 30, 2003.

Solid asset quality remained a feature at Banknorth:

•                  Nonperforming loans to total loans and leases at June 30, 2003 were 0.39%, down from 0.51% for the same quarter a year ago and from 0.51% for the first quarter of 2003.

•                  Nonperforming assets to total assets at June 30, 2003 were 0.25%, down from 0.34% for the same quarter a year ago and from 0.31% for the previous quarter.

•                  Net charge-offs to average loans for the three months ended June 30, 2003 amounted to 0.25%, virtually the same as the 0.26% ratio for the three months ended June 30, 2002 and the 0.24% ratio for the three months ended March 31, 2003.

At June 30, 2003, the Company’s allowance for loan and lease losses to total loans and leases was 1.44% and its allowance for loan and lease losses to nonperforming loans was 374%.

At June 30, 2003, the Company’s Tier 1 leverage capital ratio was 6.36%, its total risk based capital ratio was 11.05%, and its ratio of tangible equity to tangible assets was 5.41%.  Banknorth and its banking subsidiary, Banknorth, N.A., each continues to be a “well capitalized” institution under applicable laws and regulations.

Banknorth Group, Inc., headquartered in Portland, Maine, is a $25.8 billion banking and financial services company. The Company’s banking subsidiary, Banknorth, N.A. operates banking divisions in Connecticut (Banknorth Connecticut), Maine (Peoples Heritage Bank), Massachusetts (Banknorth Massachusetts), New Hampshire (Bank of New Hampshire), New York (Evergreen Bank) and Vermont (Banknorth Vermont).

The Company also operates subsidiaries and divisions in insurance, investment planning, trust and investments services, leasing, merchant services, mortgage banking, government banking and other financial services.

Note: This news release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance.  These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities, as well as the amortization of intangible assets in the case of “cash basis” performance measures. These non-GAAP measures also may exclude other significant gains or losses that are unusual in nature, such as security gains and prepayment penalties. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses.  These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Banknorth.  Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited, to, changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting and technological factors affecting Banknorth’s operations.  In addition, acquisitions may result in large one-time charges to income, may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated and may result in unforeseen integration difficulties.  Investors are encouraged to access Banknorth’s periodic reports filed with the Securities and Exchange Commission for financial and business information regarding Banknorth, including information which could affect Banknorth’s forward-looking statements.

Banknorth Group, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30,	June 30,	%	March 31,	%
(In thousands)	2003	2002	Change	2003	Change

Cash and due from banks	$661,103	$512,703	29%	$604,779	9%
Federal funds sold and other short-term investments	2,968	133,853	-98%	2,838	5%
Securities available for sale	6,992,917	6,031,881	16%	7,674,151	-9%
Securities held to maturity	166,239	281,668	-41%	193,181	-14%

Loans and leases held for sale	92,795	52,061	78%	87,396	6%
Loans and leases:
Residential real estate mortgages	2,852,991	2,510,233	14%	3,028,851	-6%
Commercial real estate mortgages	5,140,130	4,316,080	19%	5,016,865	2%
Commercial business loans and leases	3,229,718	2,677,760	21%	3,080,034	5%
Consumer loans and leases	4,510,473	3,549,053	27%	4,453,423	1%
Total loans and leases	15,733,312	13,053,126	21%	15,579,173	1%
Less: Allowance for loan and lease losses	227,240	193,444	17%	226,677	0%
Loans and leases, net	15,506,072	12,859,682	21%	15,352,496	1%

Premises and equipment	271,124	238,006	14%	278,316	-3%
Goodwill	1,092,345	409,051	167%	1,095,476	0%
Identifiable intangible assets	38,986	52,352	-26%	41,292	-6%
Mortgage servicing rights	2,973	7,578	-61%	3,620	-18%
Bank owned life insurance	476,470	369,774	29%	470,645	1%
Other assets	446,118	315,532	41%	451,101	-1%
	$25,750,110	$21,264,141	21%	$26,255,291	-2%

Liabilities & Shareholders’ Equity

Deposits:
Regular savings	$2,472,816	$1,724,735	43%	$2,439,896	1%
Retail money market and NOW accounts	6,759,000	5,386,871	25%	6,632,023	2%
Retail certificates of deposit	5,122,392	4,579,648	12%	5,381,509	-5%
Brokered deposits	—	41,585	-100%	—	NM
Noninterest bearing deposits	3,340,408	2,670,739	25%	3,093,152	8%
Total deposits	17,694,616	14,403,578	23%	17,546,580	1%

Borrowings from the Federal Home Loan Bank	1,634,507	2,467,378	-34%	2,453,698	-33%
Federal funds purchased and securities sold under repurchase agreements	2,610,493	1,842,195	42%	3,016,512	-13%
Subordinated debt and senior notes	362,942	200,000	81%	201,880	80%
Other borrowings	8,758	71,558	-88%	26,619	-67%
Company obligated, mandatorily redeemable securities of subsidiary trusts holding solely parent junior subordinated debentures	295,056	293,756	0%	295,056	0%
Other liabilities	679,987	167,941	305%	216,752	214%

Total liabilities	23,286,359	19,446,406	20%	23,757,097	-2%

Shareholders’ equity	2,463,751	1,817,735	36%	2,498,194	-1%
	$25,750,110	$21,264,141	21%	$26,255,291	-2%

Banknorth Group, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In thousands, except per share data)	Six Months Ended June 30,		%	Three Months Ended June 30,		%
	2003	2002	Change	2003	2002	Change
Interest and dividend income	$611,805	$615,393	-1	$302,478	$309,387	-2%
Interest expense	194,095	219,434	-12%	90,904	109,914	-17%
Net interest income	417,710	395,959	5%	211,574	199,473	6%
Provision for loan and lease losses	21,401	22,656	-6%	10,500	10,829	-3%

Net interest income after provision for loan and lease losses	396,309	373,303	6%	201,074	188,644	7%
Noninterest income:
Deposit services	46,273	38,896	19%	23,747	19,936	19%
Insurance brokerage commissions	23,305	20,215	15%	10,948	10,060	9%
Merchant and electronic banking income, net	20,328	17,410	17%	11,210	9,660	16%
Trust and investment management services	15,309	16,796	-9%	7,957	8,519	-7%
Bank owned life insurance	11,168	9,371	19%	5,826	4,994	17%
Investment planning services	7,167	5,681	26%	3,911	2,964	32%
Net gains on sales of securities	36,206	369	NM	33,423	350	NM
Other noninterest income	34,311	15,824	117%	18,806	6,503	189%
	194,067	124,562	56%	115,828	62,986	84%

Noninterest expense:
Salaries and employee benefits	162,941	151,044	8%	82,248	75,747	9%
Occupancy and equipment expense	53,739	44,922	20%	27,579	22,693	22%
Data processing	20,593	20,425	1%	10,415	9,843	6%
Advertising and marketing	11,017	8,215	34%	5,957	4,237	41%
Amortization of identifiable intangible assets	4,302	2,727	58%	2,306	1,143	102%
Merger and consolidation costs (1)	5,981	9,265	-35%	1,530	1,061	44%
Prepayment penalties on borrowings	30,490	-	NM	30,490	-	NM
Other noninterest expense	44,883	43,090	4%	23,514	22,067	7%
	333,946	279,688	19%	184,039	136,791	35%

Income before income tax expense	256,430	218,177	18%	132,863	114,839	16%
Income tax expense	87,511	73,539	19%	45,338	38,680	17%
Net Income	$168,919	$144,638	17%	$87,525	$76,159	15%

Weighted average shares outstanding:
Basic	159,980	148,258	8%	162,312	147,233	10%
Diluted	161,898	150,068	8%	164,559	149,064	10%
Earnings per share:
Basic	$1.06	$0.98	8%	$0.54	$0.52	4%
Diluted	1.04	0.96	8%	0.53	0.51	4%

(1) Merger and consolidation costs on a net of tax basis amounted to $3.9 million for the six months ended June 30, 2003 and $6.0 million for the six months ended June 30, 2002 or $.02 and $.04 per diluted share, respectively.  Merger and consolidation costs on a net of tax basis amounted to $1.0 million for the three months ended June 30, 2003 and $0.7 million for the three months ended June 30, 2002 or $.01 per diluted share each quarter.

NM - calculated % change is not meaningful

Banknorth Group, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

(In thousands, except per share data)
	Six Months Ended June 30,		%	Three Months Ended June 30,		%
	2003	2002	Change	2003	2002	Change

Net interest income	$417,710	$395,959	5%	$211,574	$199,473	6%
Net income	$168,919	$144,638	17%	$87,525	$76,159	15%
Shares outstanding (end of period)	160,843	147,095	9%	160,843	147,095	9%
Weighted average shares outstanding:
Basic	159,980	148,258	8%	162,312	147,233	10%
Diluted	161,898	150,068	8%	164,559	149,064	10%

Earnings per share:
Basic	$1.06	$0.98	8%	$0.54	$0.52	4%
Diluted	$1.04	$0.96	8%	$0.53	$0.51	4%

Shareholders' equity, (end of period)	$2,463,751	$1,817,735	36%	$2,463,751	$1,817,735	36%
Book value per share, (end of period)	$15.32	$12.36	24%	$15.32	$12.36	24%
Tangible book value per share, (end of period)	$8.28	$9.22	-10%	$8.28	$9.22	-10%

RATIOS & OTHER INFORMATION:			Nominal Inc/(Dec )			Nominal Inc/(Dec )
Net interest margin (net interest income as a % of average earning assets) (1)	3.69%	4.21%	-0.52%	3.71%	4.18%	-0.47%
Net interest spread (yield on earning assets minus yield on interest-bearing liabilities) (1)	3.41%	3.81%	-0.40%	3.45%	3.80%	-0.35%

Return on average assets	1.35%	1.41%	-0.06%	1.38%	1.46%	-0.08%
Return on average equity	14.25%	16.58%	-2.33%	14.24%	17.45%	-3.21%

Noninterest income as a percent of total income (2)	27.43%	23.88%	3.55%	28.03%	23.90%	4.13%

At period end:
Tier 1 leverage capital ratio	6.36%	7.75%	-1.39%	6.36%	7.75%	-1.39%
Tangible equity/tangible assets	5.41%	6.52%	-1.11%	5.41%	6.52%	-1.11%
Total risk based capital ratio	11.05%	13.23%	-2.18%	11.05%	13.23%	-2.18%

Non-performing loans	$60,735	$66,910	-9%	$60,735	$66,910	-9%
Total non-performing assets	$64,460	$72,190	-11%	$64,460	$72,190	-11%
Non-performing loans as a % of total loans	0.39%	0.51%	-0.12%	0.39%	0.51%	-0.12%
Non-performing assets as a % of total assets	0.25%	0.34%	-0.09%	0.25%	0.34%	-0.09%

Full service banking offices	357	306		357	306

EARNINGS AND RATIOS EXCLUDING CERTAIN ITEMS (Non-GAAP Financial Information):

Non-interest expense (3)	$297,475	$270,423	10%	$152,019	$135,730	12%

Return on average assets (4)	1.38%	1.47%	-0.09%	1.39%	1.48%	-0.09%
Cash return on average tangible assets (4) (5)	1.47%	1.53%	-0.06%	1.49%	1.53%	-0.04%

Return on average equity (4)	14.58%	17.27%	-2.69%	14.40%	17.60%	-3.20%
Cash return on average tangible equity (4) (5)	26.13%	23.84%	2.29%	27.38%	24.21%	3.17%

Efficiency ratio (6)	51.68%	51.99%	-0.31%	51.71%	51.78%	-0.07%
Cash efficiency ratio (7)	50.94%	51.46%	-0.52%	50.93%	51.34%	-0.41%

(1) Adjusted to fully taxable equivalent basis.

(2) Excludes securities gains/(losses).

(3) Excludes pre-tax merger and consolidation costs and prepayment penalties on borrowings.

(4) Excludes merger and consolidation costs, net of related tax benefits.

(5) Cash ratios reflect an adjustment to add back the amortization of intangible assets, net of related tax benefits.

(6) Excludes securities gains/(losses), prepayment penalties on borrowings, and merger and consolidation costs.

(7) Excludes securities gains/(losses), prepayment penalties on borrowings, merger and consolidation costs, and amortization of intangible assets.

Banknorth Group, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (Unaudited)

	Three Months Ended June 30,
	2003		2002
	Average	Yield/	Average	Yield/
(Dollars in Thousands)	Balance	Rate	Balance	Rate

Assets

Loans and leases (1)
Residential real estate mortgages	$2,996,485	5.76%	$2,569,964	6.84%
Commercial real estate mortgages	5,074,540	6.19%	4,216,766	7.07%
Commercial loans and leases	3,154,085	5.23%	2,595,548	6.08%
Consumer loans and leases	4,463,057	5.76%	3,530,040	7.06%
	15,688,167	5.79%	12,912,318	6.82%
Securities	7,280,880	4.24%	6,276,523	5.79%
Federal funds sold and other short-term investments	18,077	1.20%	25,856	0.81%
Total earning assets	22,987,124	5.30%	19,214,697	6.48%

Noninterest-earning assets	2,513,556		1,676,185
Total assets	$25,500,680		$20,890,882

Liabilities & Shareholders’ Equity

Interest-bearing deposits:
Regular savings	$2,468,244	0.50%	$1,716,942	0.95%
Retail money market and NOW accounts	6,582,004	0.97%	5,246,053	1.52%
Retail certificates of deposit	5,243,908	2.43%	4,652,499	3.21%
Brokered deposits	—	0.00%	50,741	1.86%
Total interest-bearing deposits	14,294,156	1.42%	11,666,235	2.11%
Borrowed funds	5,459,725	2.95%	4,784,197	4.06%
Total interest-bearing liabilities	19,753,881	1.85%	16,450,432	2.68%
Noninterest bearing deposits	3,099,420		2,520,968
Other liabilities	181,765		168,403
Shareholders’ equity	2,465,614		1,751,079

Total liabilities and shareholders’ equity	$25,500,680		$20,890,882

Net earning assets	$3,233,243		$2,764,265
Net interest income (fully taxable equivalent)	$213,066		$200,726
Less: fully taxable equivalent adjustments	(1,492)		(1,253)
Net interest income	$211,574		$199,473

Net interest rate spread (fully taxable equivalent)		3.45%		3.80%
Net interest margin (fully taxable equivalent)		3.71%		4.18%

(1) Loans and leases include portfolio loans and leases, loans held for sale and nonperforming loans.

Banknorth Group, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (Unaudited)

	Six Months Ended June 30,
	2003		2002
	Average	Yield/	Average	Yield/
(Dollars in Thousands)	Balance	Rate	Balance	Rate

Assets

Loans and leases (1)
Residential real estate mortgages	$2,895,113	5.86%	$2,622,398	6.96%
Commercial real estate mortgages	4,994,310	6.31%	4,159,637	7.13%
Commercial loans and leases	3,080,635	5.27%	2,530,326	6.21%
Consumer loans and leases	4,325,750	5.89%	3,534,601	7.19%
	15,295,808	5.89%	12,846,962	6.93%
Securities	7,578,748	4.40%	6,110,711	5.73%
Federal funds sold and other short-term investments	11,346	1.40%	48,854	1.93%
Total earning assets	22,885,902	5.40%	19,006,527	6.53%

Noninterest-earning assets	2,398,143		1,673,796
Total assets	$25,284,045		$20,680,323

Liabilities & Shareholders’ Equity

Interest-bearing deposits:
Regular savings	$2,321,821	0.54%	$1,682,076	0.96%
Retail money market and NOW accounts	6,400,948	1.00%	5,173,087	1.51%
Retail certificates of deposit	5,128,769	2.53%	4,707,146	3.38%
Brokered deposits	—	0.00%	57,131	1.85%
Total interest-bearing deposits	13,851,538	1.49%	11,619,440	2.19%
Borrowed funds	5,863,321	3.16%	4,648,327	4.03%
Total interest-bearing liabilities	19,714,859	1.99%	16,267,767	2.72%
Noninterest bearing deposits	3,003,113		2,483,959
Other liabilities	175,298		169,654
Shareholders’ equity	2,390,775		1,758,943

Total liabilities and shareholders’ equity	$25,284,045		$20,680,323

Net earning assets	$3,171,043		$2,738,760

Net interest income (fully taxable equivalent)	$420,464		$398,519
Less: fully taxable equivalent adjustments	(2,754)		(2,560)
Net interest income	$417,710		$395,959

Net interest rate spread (fully taxable equivalent)		3.41%		3.81%
Net interest margin (fully taxable equivalent)		3.69%		4.21%

(1) Loans and leases include portfolio loans and leases, loans held for sale and nonperforming loans.

Banknorth Group, Inc. and Subsidiaries
Asset Quality (unaudited)

	6/30/2003	3/31/2003	12/31/2002	9/30/2002	6/30/2002
(Dollars in thousands)
Non-performing Assets:

Residential real estate mortgages	$9,827	$9,828	$5,719	$6,733	$7,075
Commercial real estate mortgages	19,139	22,990	17,649	16,762	20,254
Commercial business loans and leases	24,577	38,562	32,693	33,014	33,573
Consumer loans and leases	7,192	7,457	9,194	8,364	6,008

Total non-performing loans	60,735	78,837	65,255	64,873	66,910

Other non-performing assets (net)	3,725	3,817	3,636	3,899	5,280

Total non-performing assets	$64,460	$82,654	$68,891	$68,772	$72,190

Allowance for loan and lease losses	$227,240	$226,677	$208,273	$201,689	$193,444

Net loan charge-offs:

Real estate mortgages	$31	$33	$(274)	$(9)	$180
Commercial real estate mortgages	(474)	(272)	389	(70)	246
Total real estate	(443)	(239)	115	(79)	426
Commercial business loans and leases	4,468	2,516	2,432	5,596	3,182
Consumer loans and leases	5,913	6,566	6,670	4,889	4,666

Total net charge-offs	$9,938	$8,843	$9,217	$10,406	$8,274

Ratios:

Allowance for loan and lease losses to total loans and leases	1.44%	1.46%	1.48%	1.47%	1.48%
Allowance for loan and lease losses to non-performing loans	374.15%	287.53%	319.17%	310.90%	289.11%
Non-performing loans to total loans and leases	0.39%	0.51%	0.46%	0.47%	0.51%
Non-performing assets to total assets	0.25%	0.31%	0.29%	0.31%	0.34%
Net charge-offs to average loans - QTD (1)	0.25%	0.24%	0.27%	0.31%	0.26%
Net charge-offs to average loans - YTD (1)	0.25%	0.24%	0.29%	0.30%	0.30%

(1) Annualized

Banknorth Group, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

	Three Months Ended
	6/30/2003	3/31/2003	12/31/2002	9/30/2002	6/30/2002
(In thousands, except per share data)
Interest and dividend income	$302,478	$309,327	$306,569	$313,156	$309,387
Interest expense	90,904	103,190	107,006	112,160	109,914
Net interest income	211,574	206,137	199,563	200,996	199,473
Provision for loan and lease losses	10,500	10,901	10,829	10,829	10,829
Net interest income after provision for loan and lease losses	201,074	195,236	188,734	190,167	188,644

Noninterest income:
Deposit services	23,747	22,526	22,427	20,816	19,936
Insurance brokerage commissions	10,948	12,357	12,554	11,670	10,060
Merchant and electronic banking income, net	11,210	9,118	10,476	10,195	9,660
Trust and investment management services	7,957	7,351	7,866	7,791	8,519
Bank owned life insurance	5,826	5,342	5,525	5,107	4,994
Investment planning services	3,911	3,256	3,120	2,770	2,964
Net gains on sales of securities	33,423	2,782	6,705	208	350
Other noninterest income	18,806	15,506	15,768	6,948	6,503
	115,828	78,238	84,441	65,505	62,986

Noninterest expense:
Salaries and employee benefits	82,248	80,693	80,622	79,718	75,747
Occupancy and equipment expense	27,579	26,159	25,733	22,701	22,693
Data processing	10,415	10,178	10,514	9,763	9,843
Advertising and marketing	5,957	5,060	4,723	4,302	4,237
Amortization of goodwill	—	—	—	—	—
Amortization of identifiable intangible assets	2,306	1,997	2,070	1,684	1,143
Merger and consolidation costs (1)	1,530	4,450	3,258	2,168	1,061
Write-off of branch automation project (2)	—	—	6,170	—	—
Prepayment penalties on borrowings	30,490	—	—	—	—
Other noninterest expense	23,514	21,371	25,036	21,241	22,067
	184,039	149,908	158,126	141,577	136,791

Income before income tax expense	132,863	123,566	115,049	114,095	114,839
Income tax expense	45,338	42,173	37,911	37,233	38,680
Net Income	$87,525	$81,393	$77,138	$76,862	$76,159

Weighted average shares outstanding:
Basic	162,312	157,667	148,226	148,099	147,233
Diluted	164,559	159,328	149,389	149,662	149,064
Earnings per share:
Basic	$0.54	$0.52	$0.52	$0.52	$0.52
Diluted	$0.53	$0.51	$0.52	$0.51	$0.51

(1) Merger and consolidation costs on a net of tax basis amounted to $1.0 million for the three months ended June 30, 2003, $2.9 million for the three months ended March 31, 2003, $2.1 million for the three months ended December 31, 2002, $1.4 million for the three months ended September 30, 2002, and $0.7 million for the three months ended June 30, 2002, or $.01, $.02, $.01, $.01, and $.01 per diluted share, respectively.

(2) Represents previously capitalized costs written off in connection with the abandonment of a project to upgrade all teller stations and CSR desktops.

NM - calculated % change is not meaningful

Banknorth Group, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended
(In thousands, except per share data)	6/30/2003	3/31/2003	12/31/2002	9/30/2002	6/30/2002
Net interest income	$211,574	$206,137	$199,563	$200,996	$199,473
Net income	$87,525	$81,393	$77,138	$76,862	$76,159
Shares outstanding (end of period)	160,843	163,881	150,579	147,937	147,095
Weighted average shares outstanding:
Basic	162,312	157,667	148,226	148,099	147,233
Diluted	164,559	159,328	149,389	149,662	149,064

Earnings per share:
Basic	$0.54	$0.52	$0.52	$0.52	$0.52
Diluted	$0.53	$0.51	$0.52	$0.51	$0.51

Shareholders' equity, (end of period)	$2,463,751	$2,498,194	$2,063,485	$1,924,159	$1,817,735
Book value per share, (end of period)	$15.32	$15.24	$13.70	$13.01	$12.36
Tangible book value per share, (end of period)	$8.28	$8.31	$9.09	$8.94	$9.22

RATIOS & OTHER INFORMATION:
Net interest margin (net interest income as a % of average earning assets) (1)	3.71%	3.66%	3.86%	4.03%	4.18%
Net interest spread (yield on earning assets minus yield on interest-bearing liabilities) (1)	3.45%	3.37%	3.50%	3.64%	3.80%

Return on average assets	1.38%	1.32%	1.35%	1.40%	1.46%
Return on average equity	14.24%	14.26%	15.75%	16.25%	17.45%

Noninterest income as a percent of total income (2)	28.03%	26.80%	28.03%	24.52%	23.90%

At period end:
Tier 1 leverage capital ratio	6.36%	6.53%	7.13%	7.21%	7.75%
Tangible equity/tangible assets	5.41%	5.42%	6.02%	6.03%	6.52%
Total risk based capital ratio	11.05%	11.20%	12.15%	12.28%	13.23%

Non-performing loans	$60,735	$78,837	$65,255	$64,873	$66,910
Total non-performing assets	$64,460	$82,654	$68,891	$68,772	$72,190
Non-performing loans as a % of total loans	0.39%	0.51%	0.46%	0.47%	0.51%
Non-performing assets as a % of total assets	0.25%	0.31%	0.29%	0.31%	0.34%

Full service banking offices	357	360	326	321	306

EARNINGS AND RATIOS EXCLUDING CERTAIN ITEMS (Non-GAAP Financial Information):

Non-interest expense (3)	$152,019	$145,457	$154,868	$139,409	$135,730

Return on average assets (4)	1.39%	1.36%	1.39%	1.42%	1.48%
Cash return on average tangible assets (4) (5)	1.49%	1.45%	1.46%	1.49%	1.53%

Return on average equity (4)	14.40%	14.77%	16.18%	16.55%	17.60%
Cash return on average tangible equity (4) (5)	27.38%	24.95%	24.03%	23.40%	24.21%

Efficiency ratio (6)	51.71%	51.66%	55.85%	52.35%	51.78%
Cash efficiency ratio (7)	50.93%	50.95%	55.10%	51.72%	51.34%

(1) Adjusted to fully taxable equivalent basis.

(2) Excludes securities gains/(losses).

(3) Excludes pre-tax merger and consolidation costs and prepayment penalties on borrowings.

(4) Excludes merger and consolidation costs, net of related tax benefits.

(5) Cash ratios reflect an adjustment to add back the amortization of intangible assets, net of related tax benefits.

(6) Excludes securities gains/(losses), prepayment penalties on borrowings, and merger and consolidation costs.

(7) Excludes securities gains/(losses), prepayment penalties on borrowings, merger and consolidation costs, and amortization of intangible assets.

Banknorth Group, Inc. and Subsidiaries
Reconciliation Table - Non-GAAP Financial Information (Unaudited)

	Three Months Ended
(In thousands, except per share data)	6/30/2003	3/31/2003	12/31/2002	9/30/2002	6/30/2002
Net income (including merger and consolidation costs)	$87,525	$81,393	$77,138	$76,862	$76,159
Add back merger and consolidation costs, net of tax
Merger related	1,396	2,927	2,125	1,271	312
Charter consolidation	—	—	—	110	710
Branch closings	—	(28)	—	29	(331)
Revise auto lease residual charge	(400)	—	—	—	—
Excluding merger and consolidation costs	88,521	84,292	79,263	78,272	76,850

Amortization of intangibles, net of tax	2,258	1,936	1,982	1,618	1,089

Cash basis, excluding merger and consolidation costs	$90,779	$86,228	$81,245	$79,890	$77,939

Basic earnings per share	$0.54	$0.52	$0.52	$0.52	$0.52
Effects of merger and consolidation costs, net of tax	0.01	0.01	0.01	0.01	—
Excluding merger and consolidation costs	0.55	0.53	0.53	0.53	0.52
Effects of amortization of intangibles, net of tax	0.01	0.02	0.02	0.01	0.01
Cash basis, excluding merger and consolidation costs	$0.56	$0.55	$0.55	$0.54	$0.53

Diluted earnings per share	$0.53	$0.51	$0.52	$0.51	$0.51
Effects of merger and consolidation costs, net of tax	0.01	0.02	0.01	0.01	0.01
Excluding merger and consolidation costs	0.54	0.53	0.53	0.52	0.52
Effects of amortization of intangibles, net of tax	0.01	0.01	0.01	0.01	—
Cash basis, excluding merger and consolidation costs	$0.55	$0.54	$0.54	$0.53	$0.52

Return on average assets	1.38%	1.32%	1.35%	1.40%	1.46%
Effects of merger and consolidation costs, net of tax	0.01%	0.04%	0.04%	0.02%	0.02%
Excluding merger and consolidation costs	1.39%	1.36%	1.39%	1.42%	1.48%
Effects of amortization of intangibles, net of tax	0.10%	0.09%	0.07%	0.07%	0.05%
Cash basis, excluding merger and consolidation costs	1.49%	1.45%	1.46%	1.49%	1.53%

Return on average equity	14.24%	14.26%	15.75%	16.25%	17.44%
Effects of merger and consolidation costs, net of tax	0.16%	0.51%	0.43%	0.30%	0.16%
Excluding merger and consolidation costs	14.40%	14.77%	16.18%	16.55%	17.60%
Effects of amortization of intangibles, net of tax	12.98%	10.18%	7.85%	6.85%	6.61%
Cash basis, excluding merger and consolidation costs	27.38%	24.95%	24.03%	23.40%	24.21%

Efficiency ratio	56.21%	52.71%	55.68%	53.12%	52.12%
Effects of securities gains and prepayment penalties on borrowings	-3.98%	0.53%	1.34%	0.05%	0.07%
Effects of merger and consolidation costs	-0.52%	-1.58%	-1.17%	-0.82%	-0.41%
Excluding securities gains, prepayment penalties on borrowings, and merger and consolidation costs	51.71%	51.66%	55.85%	52.35%	51.78%
Effects of amortization of intangibles	-0.78%	-0.71%	-0.75%	-0.63%	-0.44%
Cash basis, excluding securities gains, prepayment penalties on borrowings, and merger and consolidation costs	50.93%	50.95%	55.10%	51.72%	51.34%

	Three months ended
	6/30/2003	6/30/2002	% increase

Non interest income	$115,828	$62,986	84%
Less: Net gains on sales of securities	(33,423)	(350)
Non interest income excluding net gains on sales of securities	$82,405	$62,636	32%

Non interest expense	$184,039	$136,791	35%
Less: prepayment penalties on borrowings	(30,490)	—
Non interest expense excluding penalties on borrowings	$153,549	$136,791	12%